For period ended 10-31-07
Registrant Name: American Beacon Funds
File Number: 811-4984


Item 77.O     Transactions effected pursuant to Rule 10f-3.

The following Rule 10f-3 transactions were effected by the Emerging Markets Fund:

Security:                  China Coal Energy H Shares
Date of Purchase:          12/13/06
Date Offering commenced:   12/13/06
Purchase price:            4.05 HK
Commission:                370
Securities acquired from:  Citigroup Global Markets
Affiliated Underwriter:    China International Capital Corp
Amount purchased:          37374
Total offering:            3246374000


Security:                  China Molybdenum Co Ltd
Date of Purchase:          4/20/07
Date Offering commenced:   4/20/07
Purchase price:            6.80 HK
Commission:                61
Securities acquired from:  UBS
Affiliated Underwriter:    China International Capital Corp
Amount purchased:          6153
Total offering:            1083360000


Security:                  HDFC Bank Ltd
Date of Purchase:          7/18/07
Date Offering commenced:   7/18/07
Purchase price:            92.10
Commission:                0
Securities acquired from:  UBS
Affiliated Underwriter:    Morgan Stanley
Amount purchased:          460500
Total offering:            607353818


Security:                  Sino Ocean Land Holdings
Date of Purchase:          9/24/07
Date Offering commenced:   9/24/07
Purchase price:            7.70 HK
Commission:                1155
Securities acquired from:  BOCI SECURITIES LTD
Affiliated Underwriter:    Morgan Stanley Asia Ltd
Amount purchased:          115500
Total offering:            11944240000